UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 17, 2010

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2009 of OGE Energy Corp. (the “Company”), the Company’s subsidiary, Oklahoma Gas and Electric Company (“OG&E”), submitted a proposed agreement to the Oklahoma Department of Environmental Quality (“ODEQ”) in order to satisfy the Best Available Retrofit Technology (“BART”) requirements aimed at addressing visibility improvement at federally protected parks and wilderness areas around the United States under the U.S. Environmental Protection Agency’s (“EPA”) regional haze rules.  The ODEQ announced on February 18, 2010 that it had signed the proposed agreement and included the agreement in Oklahoma’s regional haze state implementation plan (“SIP”) that it submitted to the EPA for approval.

A detailed discussion of the proposed agreement was included in the Form 10-K.  There were no changes to the proposed agreement.  A copy of the agreement is attached hereto as Exhibit 99.01 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2010, the Company issued a press release announcing that the Company’s Board of Directors appointed a new director, Mr. James H. Brandi.  Mr. Brandi, a partner of Hill Street Capital, a financial advisory and private investment firm, was elected, effective at the next Board meeting, to a term expiring at the Company’s Annual Meeting of Shareowners on May 20, 2010, at which time he is expected to be nominated for approval by the Company’s shareowners. Mr. Brandi is expected to be named to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.  Mr. Brandi will receive compensation for his Board service consistent with the compensation received by the Company’s other non-employee directors, prorated from the commencement of his service on the Board and committees on which he will serve.  For further information, see the attached press release which is furnished as Exhibit 99.02 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2010, the Board of Directors amended Section 4.5 of the Company’s by-laws to provide that, consistent with Oklahoma law, a quorum for a meeting of shareholders will exist for all matters to be considered at the meeting if there is a quorum (a majority of the outstanding shares of the Company entitled to vote, present in person or represented by proxy) for any matter to be considered at the meeting.  Previously, the by-laws provided that a quorum was required for each matter.  A copy of the by-laws as amended is attached as Exhibit 3.01.  Also on February 17, 2010, the Board of Directors approved amendments to the Company’s restated certificate of incorporation and by-laws to declassify the Board of Directors and provide for the annual election of directors.  These amendments to the restated certificate of incorporation and by-laws are subject to shareholder approval and will be submitted to the Company’s shareholders at this year’s annual meeting.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.01	OGE Energy Corp. Amended By-laws dated February 17, 2010.
99.01	Agreement, dated February 17, 2010, between Oklahoma Gas and Electric Company and Oklahoma Department of Environmental Quality.
99.02	Press release dated February 17, 2010, announcing OGE Energy Corp. names James Brandi to Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

February 23, 2010